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                                                                     Exhibit 23a


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the McDonald & Company Investments, Inc. 1995 Stock Option Plan For Non-officer Directors, McDonald & Company Investments, Inc. 1995 Key Employees Stock Option Plan and McDonald & Company Investments, Inc. Stock Option Plan of our report dated January 13, 1998, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
October 20, 1998